UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2007

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 30,2007, Mr. Duane Stockburger, a named executive officer and former Group Vice President/Food Service Group retired from the Company.  The Company entered into a consulting agreement with Mr. Stockburger, effective July 1, 2007, which provides for services from Mr. Stockburger in order to assist the Company from time to time with the businesses comprising the refrigerated solutions group and the cooking solutions group of the Food Service Equipment Group of the Company.  The term of the agreement is 12 months and contains a provision allowing for 30 days notice of termination in the event of a breach by either party.  The agreement provides for compensation in the form of a retainer fee of $100,000, a consulting fee of $2,500 per day with a minimum of $50,000 in aggregate consulting fees.  The agreement contains a non-compete covenant from Mr. Stockburger which continues for one year after termination of the consulting agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (c)  Exhibits - The following exhibit is provided as part of the information furnished under Items 5.02 of this Current Report on Form 8-K.

 Exhibit No.

Description

99

Consulting Agreement between the Registrant and Duane Stockburger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Christian Storch
Christian Storch Chief Financial Officer

Date: July 5, 2007

Signing on behalf of the registrant and as principal financial officer